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                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Silicon Valley Research, Inc. and subsidiaries on Form S-8 (File Nos. 2-293335, 33-2885, 33-10593, 33-20855, 33-67304, 33-97988) and on Form S-3 (No. 33-26599)
of our report dated May 23, 1995, on our audit of the consolidated financial statements and financial statement schedule of Silicon Valley Research, Inc. and subsidiaries as of March 31, 1995, and for the year ended March 31, 1995, which report is included in this 1997 Annual Report on Form 10-K.


                                    /s/   Coopers & Lybrand L.L.P.

San Jose, California
June 25, 1997